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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

NO. 333-191755 UNDER THE SECURITIES ACT OF 1933

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OCI Partners LP
 (Exact Name of Registrant as Specified in Its Charter)

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Delaware	90-0936556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 5470 N. Twin City Highway
Nederland, Texas 77627
 (Address of principal executive offices and zip code)
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OCI PARTNERS LP 2013 LONG-TERM INCENTIVE PLAN
(Full Title of Plan)

Ahmed El-Hoshy
5470 N. Twin City Highway
Nederland, Texas 77627
(409) 723-1900
(Name, address and telephone number, including area code, of agent for service)

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With copies to:

Ryan J. Maierson Thomas G. Brandt Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

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DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (the “Amendment”) relates to the Registration Statement 333-191755 registering 8,050,000 common units representing limited partner interests (the “Units”) of OCI Partners LP, a Delaware limited partnership (“OCIP” or the “Partnership”) for the OCI Partners LP 2013 Long-Term Incentive Plan on Form S-8 (the “Registration Statement”).
On July 17, 2018, OCI N.V. (“OCI”) and its affiliate OCIP Holding II LLC (“Holding II”), completed, pursuant to Section 15.1 (the “Buyout Right”) of the First Amended and Restated Agreement of Limited Partnership of OCIP (the “Partnership Agreement”), its purchase of all of the remaining Units that were not tendered pursuant to the Offer to Purchase dated June 4, 2018, as amended.
As a result of the exercise of the Buyout Right, the Partnership has terminated any offering of the Partnership’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Partnership hereby removes from registration all of such securities of the Partnership registered but unsold under the Registration Statement, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nederland, State of Texas, on July 17, 2018.

OCI PARTNERS LP

By: OCI GP LLC, its general partner

Dated: July 17, 2018	By:	/s/ Ahmed El-Hoshy
Ahmed El-Hoshy
President and Chief Executive Officer